Exhibit 10.6

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of August 30, 2005, by and among Boston Life Sciences, Inc., a Delaware corporation (the “Company”), and the parties included on the signature pages hereto.

WITNESSETH:

WHEREAS, the Company and the Initial Holders (as defined in the Existing Registration Rights Agreement) entered into that certain Amended and Restated Registration Rights Agreement, dated as of March 9, 2005 (the “Existing Registration Rights Agreement”); and

WHEREAS, certain investors, including certain of the Initial Holders, are purchasing 6,000,000 shares of the Company’s Common Stock pursuant to the terms and conditions of the August 2005 Purchase Agreement (as defined below) and in connection therewith are entitled to receive registration rights with respect to the August 2005 Shares (as defined below), on the terms and conditions set forth in the Existing Registration Rights Agreement; and

WHEREAS, in connection with the execution of the August 2005 Purchase Agreement, the Company and the Initial Holders desire to amend the Existing Registration Rights Agreement to provide for certain rights with respect to the registration of the August 2005 Shares under the Securities Act; and

WHEREAS, pursuant to Section 12(a) of the Existing Registration Rights Agreement, such agreement could be amended, modified or supplemented or any provision therein waived upon the approval of Holders holding at least 67% of the Registrable Shares then held by the Holders (the “Requisite Approval”); and

WHEREAS, upon execution of this Amendment by the required percentage of Initial Holders, the Requisite Approval shall have been received by the Company, and pursuant to Section 12 of the Existing Registration Rights Agreement, this Amendment shall be binding upon each of the parties to the Existing Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and other good and valuable consideration the mutual receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Existing Registration Rights Agreement

2. Amendments.

(a) The following definitions are inserted immediately after the definition of “Affiliate” in Section 1.

“August 2005 Purchase Agreement” means the Common Stock Purchase Agreement, dated as of August 30, 2005, by and among the Company and the purchasers listed therein.

“August 2005 Shares” means all shares of Common Stock issued pursuant to the August 2005 Purchase Agreement.

(b) The following definition is hereby amended and restated in its entirety to read as follows:

“Holder” means at any time any Person then owning Registrable Shares and having the rights and obligations of a Holder and which (i) is an Initial Holder, (ii) is a purchaser of August 2005 Shares (iii) has been assigned those rights and obligations pursuant to Section 10(a) or (iv) has become a Subsequent Holder pursuant to Section 10(b) and upon execution of a joinder agreement satisfactory to the Company.

(c) The following definition is hereby amended and restated in its entirety to read as follows:

“Registrable Shares” means (i) all Shares, (ii) all August 2005 Shares, (iii) all Warrant Shares acquired upon exercise of the Warrants, (iv) any securities of the Company designated as Registrable Securities pursuant to Section 10(b) (the “Additional Securities”) and any securities of the Company issued or issuable with respect to the Shares, the August 2005 Shares, Warrant Shares or the Additional Securities by way of conversion, exchange, dividend or stock split or combination. For purposes of this Agreement, a share of Registrable Shares will cease to be Registrable Shares when (a) a registration statement covering that Registrable Share has been filed and become effective under the Securities Act and its Holder distributes it by means of that effective registration statement or (b) its Holder distributes such Registrable Share pursuant to Rule 144 or (c) such securities become freely saleable under Rule 144(k).

(d) Section 10(a) is hereby amended and restated in its entirety to read as follows:

“A Holder may not transfer the registration rights this Agreement affords the Holder to any other Person except as follows: (i) a Holder who is a natural person may transfer those rights to a member of his immediate family (including his parents) or a trust for the benefit of one or more members of his immediate family; (ii) a Holder that is a corporation may transfer its rights to its sole shareholder; (iii) a Holder that is a partnership or limited liability company may transfer those rights to its partners or members, as the case may be; (iv) a Holder may transfer those rights to any other Holder and (v) a Holder may transfer those rights in conjunction with a transfer of the August 2005 Purchase Agreement, the Purchase Agreement or the Warrants in accordance with the terms of the August 2005 Purchase Agreement or the Purchase Agreement; provided, that any such transfer will be permitted only if (A) such rights are transferred to the transferee thereof together with a permitted transfer of the Warrants or Warrant Shares and (B) the transferee executes a joinder to this Agreement, in a form satisfactory to the Company, in which that transferee agrees to comply with and otherwise be bound by all the terms and conditions hereof.”

3. Reference to and Effect on the Existing Registration Rights Agreement.

(a) On and after the Effective Date, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Existing Registration Rights Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Existing Registration Rights Agreement, a reference to the Existing Registration Rights Agreement in any of such instrument or document to be deemed to be a reference to the Existing Registration Rights Agreement as amended hereby.

(b) Except as expressly amended by this Amendment, the provisions of the Existing Registration Rights Agreement shall remain in full force and effect.

4. Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and to be performed wholly within that state. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the state of New York in any suit or proceeding based on or arising under this Amendment and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each purchaser waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Amendment.

5. Counterparts.

This Amendment may be executed by facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Rest of Page Intentionally Left Blank

Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Registration Rights Agreement of the date first above written.

BOSTON LIFE SCIENCES, INC.

By:	/s/ KENNETH L. RICE, JR.
Name:	Kenneth L. Rice, Jr.
Title:	EVP & CFO

INITIAL HOLDERS:

Arthur Koenig

/s/ THOMAS G. BOUCHER, JR.
Thomas G. Boucher, Jr.

/s/ ADAM JANOVIC
Adam Janovic

/s/ ROBERT L. GIPSON
Robert L. Gipson

/s/ JOHN DOUGHERTY
John Dougherty

/s/ CHRISTOPHER SIEGE
Christopher Siege

/s/ HORACE S. BOONE
Horace S. Boone

/s/ STEVEN M. FOOTE
Steven M. Foote

/s/ THOMAS DITOSTO
Thomas DiTosto

Heritage Mark Foundation

By:	/s/ KENNETH J. FORTE
Name:	Kenneth J. Forte
Title:	Trustee

Valerie A. Brackett

/s/ THOMAS GIPSON
Thomas Gipson

Patricia Gipson